UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2006

TYCO INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836

(Commission File Number)

Second Floor, 90 Pitts Bay Road

Pembroke, HM 08, Bermuda

(Address of Principal Executive Offices, including Zip Code)

441-292-8674

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement

As the Company previously disclosed, Tyco’s Board of Directors awarded performance share awards to certain senior management employees, including the Company’s named executive officers and Section 16 Officers, effective November 22, 2005. The awards vest on the third anniversary of the grant date and the number of shares awarded are based on the attainment of certain performance metrics over the three-year period.  In conjunction with the announcement of the separation of the Company into three publicly-traded companies, Tyco’s Compensation Committee approved an amendment to the November 22, 2005 performance share awards, effective July 13, 2006 and contingent on the successful completion of the separation, which provides that one-third of the awards will be based on the attainment of certain performance metrics through the end of Fiscal Year 2006 (but will continue to vest on the third anniversary of the grant date per the original grant terms), and that the remaining two-thirds of the awards will vest on the third anniversary of the grant date, without regard to the attainment of the performance metrics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

	By:	/s/ Christopher J. Coughlin
Christopher J. Coughlin
Executive Vice President and Chief
Financial Officer

Date: July 19, 2006